Exhibit 99.1

Minerva Surgical Reports Fourth Quarter and Full-Year 2022 Financial Results

Santa Clara, Calif. – March 21, 2023 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical or the Company), a woman's health company focused on solutions to meet the distinct uterine healthcare needs of women, today reported fourth quarter and full-year financial results for the period ended December 31, 2022.

Fourth Quarter and Recent Business Highlights:

•
Reported revenue of $13.8 million in the fourth quarter of 2022, compared with revenue of $13.6 million in the fourth quarter of 2021 and $12.6 million in the third quarter of 2022
•
Symphion revenue of $12.1 million for full-year 2022 increased 13% from 2021
•
Appointed Todd Usen as Chief Executive Officer at the start of 2023 concurrent with the retirement of former CEO David Clapper
•
Closed on a $30 million private placement of common stock on February 9, 2023, led by Accelmed Partners II L.P. with participation by New Enterprise Associates

“With a successful financing behind us, we are well-positioned to enter a new chapter of growth and drive shareholder value,” said Todd Usen, Minerva Surgical’s Chief Executive Officer. “I am extremely excited for Minerva Surgical’s future as we continue to build upon our mission to serve the healthcare needs of women with our best-in-class surgical products.”

Fourth Quarter 2022 Financial Results

Revenue was $13.8 million for the fourth quarter of 2022, compared to $13.6 million in the fourth quarter of 2021 and $12.6 million in the third quarter of 2022. The 1% increase in revenue compared to the fourth quarter of 2021, was the result of a 5% increase in Symphion product revenue and a 3% increase in Minerva ES product revenue partially offset by a 4% decrease in revenue for Genesys HTA. We experienced a 10% increase in revenue compared to the third quarter of 2022, with revenue increasing 13% for Minerva ES, 11% for Genesys HTA and 2% for Symphion.

Overall gross margin was 53.4% for the fourth quarter of 2022, decreasing from 57.3% in the same period of 2021 and 54.1% reported in the third quarter of 2022. This reduction in gross margin was due in part to the shift in product mix from Genesys HTA to Symphion, which currently has a lower gross margin. Additionally, we have placed a significant number of controllers over the past year at customer sites, contributing to an increase in the cost of goods sold, as the cost of the controllers amortize over future time periods.

Operating expenses were $12.6 million for the fourth quarter of 2022, compared to $14.5 million in the same period of 2021. The decrease in operating expenses was driven by a $5.0 million reversal of the liability associated with the final potential acquisition related payment due to Boston Scientific. This $5.0 million reduction was partially offset by an increase in a reserve for litigation matters, increased sales and marketing expense due to the expansion of the sales force and an increase in spending on physician and patient outreach, as well additional research and development related spend.

Net loss in the fourth quarter of 2022 was $6.2 million, compared to net income of $10.8 million for the same period in 2021, and a net loss of $11.3 million in the third quarter of 2022.

Adjusted EBITDA for the fourth quarter of 2022 was negative $5.7 million, compared to negative $3.2 million for the same period in 2021, and negative $5.8 million in the third quarter of 2022.

Full-Year 2022 Financial Results

Revenue was $50.3 million for the full-year 2022, compared to $52.1 million for the full-year 2021. The 3% decrease in revenue, was the result of a 7% decrease in revenue for our endometrial ablation products, Minerva ES and Genesys HTA partially offset by a 13% increase in Symphion product revenue.

Overall gross margin was 54.2% for the full-year 2022, decreasing from the gross margin of 58.6% for the full-year 2021. This reduction in gross margin was mainly a result of the shift in product mix from Genesys HTA to Symphion, which currently has a lower gross margin. The gross margin was also negatively impacted as fixed overhead costs were spread over a smaller base of product revenue in 2022 compared to 2021.

Operating expenses were $58.1 million for the full-year 2022, compared to $59.7 million for the full-year 2021. The decrease in operating expenses was driven by a $9.1 million reversal of the liability throughout 2022 associated with the final potential acquisition related payment due to Boston Scientific. This $9.1 million reduction was partially offset by an increase in a reserve for litigation matters, increased sales and marketing expense due to the expansion of the sales force and an increase in spending on physician and patient outreach, as well as an increase in general and administrative expenses associated with operating as a public company for the entirety of 2022.

Net loss for the full-year 2022 was $34.1 million, compared to a net loss of $21.5 million for the full-year 2021.

Adjusted EBITDA for the full-year 2022 was negative $22.3 million, compared to negative $11.3 million for the full-year 2021.

Financial Outlook for Fiscal Year 2023

We plan to discuss 2023 annual guidance on our first quarter earnings call in May, following completion of our strategic business review with our board and new CEO.

Webcast and Conference Call Information

Minerva Surgical will host a conference call to discuss the fourth quarter and full-year 2022 financial results after market close on Tuesday, March 21, 2023 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the live call via telephone, please register in advance using the link here. Upon registering, each participant will receive an email confirmation with dial-in numbers and a unique personal PIN that can be used to join the call. The live webinar can be accessed at https://ir.minervasurgical.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding the Company’s financial results, it has provided EBITDA and adjusted EBITDA. The Company calculates EBITDA, a non-GAAP financial measure, as net income/(loss) excluding depreciation and amortization, interest income and expense and income tax expense. The Company calculates adjusted EBITDA, a non-GAAP financial measure by further excluding non-cash items for stock-based compensation expenses, loss on extinguishment of long-term debt and convertible notes, gain on extinguishment of PPP loan, change in fair value of redeemable convertible preferred stock warrant liability, change in fair value of contingent consideration liability and change in fair value of derivative liabilities. EBITDA margin represents EBITDA as a percentage of revenue. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. EBITDA and Adjusted EBITDA should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income (loss), net income (loss) and other U.S. GAAP measures of income and loss.

The Company has included adjusted EBITDA in this earnings release because it is a key measure used by the Company’s management and board of directors to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and Adjusted EBITDA, together with a reconciliation of net loss to each such measure, helps investors make comparisons between Minerva Surgical and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Each of EBITDA and Adjusted EBITDA is used by the Company’s management team as an additional measure of Company performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of EBITDA and Adjusted EBITDA help the Company’s management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Each of EBITDA and Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information regarding trends and expectations for the Company’s products and technology, demand for the Company’s products, the Company’s expected financial performance, expenses, and position in the market and outlook for fiscal year 2023, and the impact of COVID-19 and its variants on the Company’s operations and those of its customers. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2022, as filed with the U.S. Securities and Exchange Commission (SEC) on November 14, 2022, and available at www.SEC.gov, and which will be updated in our 2022 Annual Report on Form 10-K which we expect to file with the SEC on March 22, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Contact:

Media/Press: media@minervasurgical.com

Investors: investor.relations@minervasurgical.com

www.minervasurgical.com

www.AUBandMe.com

Minerva Surgical, Inc.

Statements of Operations

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2022	2021
Revenues	$50,294	$52,103
Cost of goods sold	23,052	21,580
Gross profit	27,242	30,523
Operating expenses
Sales and marketing	38,328	32,193
General and administrative	14,370	22,183
Research and development	5,443	5,292
Total operating expenses	58,141	59,668
Loss from operations	(30,899)	(29,145)
Interest income	89	10
Interest expense (includes $nil and $4.5 million to related parties in years ended December 31, 2022 and 2021, respectively)	(3,222)	(11,728)
Change in fair value of derivative liabilities	-	38,007
Loss on extinguishment of convertible notes	-	(21,295)
Gain on extinguishment of PPP loan	-	3,036
Other expense, net	(69)	(340)
Net loss before income taxes	(34,101)	(21,455)
Income tax expense	(11)	(9)
Net loss	$(34,112)	$(21,464)
Net loss per share attributable to common stockholders, basic and diluted	$(1.18)	$(3.06)
Weighted-average common shares used in computing net loss per share, basic and diluted	28,808,445	7,012,226

Minerva Surgical, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$6,942	$40,608
Restricted cash, current	604	7,283
Accounts receivable, net	7,244	7,292
Inventory	16,850	15,682
Prepaid expenses and other current assets	4,479	4,139
Total current assets	36,119	75,004
Restricted cash, net of current portion	265	524
Intangible assets, net	26,778	34,970
Property and equipment, net	5,042	4,594
Operating lease right-of-use asset	270	—
Other non-current assets	426	—
Total assets	$68,900	$115,092
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$2,804	$3,629
Accrued compensation	3,701	3,518
Accrued liabilities	5,524	10,662
Contingent consideration liability, current	—	5,000
Operating lease liability	355	—
Current portion of long-term debt	1,894	—
Total current liabilities	14,278	22,809
Long-term debt	37,441	39,085
Contingent consideration liability, net of current portion	—	9,094
Total liabilities	51,719	70,988
Commitments and contingencies (Note 8)
Stockholders` equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, and 29,816,161 shares and 28,822,283 shares issued and outstanding as of December 31, 2022 and 2021, respectively	29	28
Additional paid-in capital	300,809	293,621
Accumulated other comprehensive income	11	11
Accumulated deficit	(283,668)	(249,556)
Total stockholders’ equity	17,181	44,104
Total liabilities and stockholders’ equity	$68,900	$115,092

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin: The following table presents reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

	Years Ended December 31,
(in thousands, except percentage figures)	2022	2021

Net loss	$(34,112)	$(21,464)
Depreciation and amortization	10,806	10,620
Interest (income) expense, net	3,133	11,718
Income tax expense	11	9
EBITDA	(20,162)	883
EBITDA margin	(40.1%)	1.7%
Adjustments:
Loss on extinguishment of convertible notes	—	21,295
Gain on extinguishment of PPP loan	—	(3,036)
Stock-based compensation expense	6,978	6,817
Change in fair value of redeemable convertible preferred stock warrant liability	—	328
Change in fair value of contingent consideration liability	(9,094)	427
Change in fair value of derivative liabilities	—	(38,007)
Adjusted EBITDA	$(22,278)	$(11,293)
Adjusted EBITDA margin	(44.3%)	(21.7%)